Exhibit 32.1

CERTIFICATION

In connection with the annual report of ERICO International Corporation (the “Company”) on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 9, 2005

By:	/s/ William H. Roj
Name:	William H. Roj
Title:	Chairman, Chief Executive Officer and Director

By:	/s/ Jeffrey R. Steinhilber
Name:	Jeffrey R. Steinhilber
Title:	Chief Financial Officer and Director

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of report or as a separate disclosure document.